UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2005

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2005, the Compensation Committee (the “Committee”) of Maytag Corporation (the “Company”) approved the following:

2005 Incentive Compensation Plan for the CEO

The Committee established target bonus amounts and the performance criteria applicable to the Maytag’s 2005 Incentive Compensation Plan (Plan) for CEO Ralph F. Hake for an annual cash bonus eligible to be earned for 2005 and to be paid out in 2006. The performance measures selected for this cash bonus under this Plan are quarterly and annual net income. The potential award is based on a percentage of Mr. Hake’s annual salary. Actual amounts payable under this Plan can range from 0 to 200% of the target amounts, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target. The Compensation Committee retains the ability to decrease an award based upon Mr. Hake’s performance, but not increase an award.

The form of an agreement for the 2005 Incentive Compensation Plan for CEO is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
10.1	Form of 2005 Incentive Compensation Plan for CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: March 14, 2005	By:	/s/ George C. Moore
	Name:	George C. Moore
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Form of 2005 Incentive Compensation Plan for CEO